Exhibit 99.1

Team Inc. Reports Strong Third Quarter Earnings Growth

    ALVIN, Texas--(BUSINESS WIRE)--March 17, 2004--Team Inc. (AMEX:TMI) today reported net income of $0.12 per diluted share for its third quarter ending Feb. 29, 2004, doubling the $0.06 per share earned in the prior year third quarter. Year-to-date earnings for Team were $0.47 per diluted share, up 31% from $0.36 reported for the prior year.
    For the three months ended Feb. 28, 2004, the Company reported 15% higher revenues of $25.1 million; a 68% increase in earnings before interest and taxes (EBIT) of $1.7 million; and 82% improved net income of $1.0 million. For the year to date, Company revenues improved 13% to $75.9 million. Year-to-date net income was $4.0 million, up 28% from the prior year.
    "We are pleased with our overall performance and remain very positive about our future prospects," said Phil Hawk, Team's chairman and CEO. "Our continued double-digit revenue growth and the operating leverage achieved with that growth, continue to validate our business strategy and approach. We remain confident that our extensive customer base, wide geographic distribution, and broad service lines will provide continuing long-term growth opportunities for Team."
    "The outlook for our fiscal year, ending May 31, 2004, is positive. We are on-track to modestly exceed our previously announced $100 million revenue projection. As a result of our strong performance year-to-date and our positive outlook for the fourth quarter, we are also narrowing our earnings projection to the high end of our previous earnings guidance. Our revised earnings expectation for our fiscal year 2004, ending May 31, 2004 is $0.65 to $0.68 per diluted share," said Hawk.
    Third quarter revenue for Team's Industrial Services business segment revenue was $20.9 million, up 9% from the prior year quarter. Operating profit for the segment improved 4% to $2.2 million. Year to date, revenue for the Industrial Services business segment revenue improved 13% to $66.5 million, and operating profit improved 17% to $9.8 million. During the quarter, strong, double-digit growth in Team's mechanical services (on-stream leak repair, hot tapping, fugitive emissions monitoring, field machining, bolting, and field valve repair) more than offset a revenue decline in NDT inspection services, where the Company continues to struggle with weak demand for pipeline inspection services. Operating margins for the seasonally weak third quarter and year-to-date periods were 10% and 15%, respectively. "While the incremental operating margin was only 4% during the quarter due to the negative operating leverage in inspection services, year-to-date incremental operating margins were in-line with our business model and expectations at approximately 19%." said Hawk. "Our multi-plant, multi-service capability continues to drive steady market share improvement. We believe all our service lines have continued attractive growth potential."
    Equipment Sales and Rental (Climax) business segment revenue for the third quarter was $4.2 million, up 59% from the prior year quarter. Operating profit was $0.9 million, more than triple the prior year quarter. This record quarterly sales and profit performance by Climax reflects the shipments of two previously announced major orders that were received in the first of half of the fiscal year. For the year to date, segment revenue improved 16% to $9.3 million, and operating profit was $0.6 million, approximately unchanged from the prior year. "We are delighted with the third quarter operating performance of our Equipment Sales and Rental business, which demonstrates the operating leverage inherent in our business. While the performance of this business segment will continue to fluctuate somewhat due to the timing of major orders, we are very encouraged with its outlook," said Hawk.
    In connection with this earnings release, the Company will hold its quarterly conference call on Thursday, March 18 at 10:00 a.m. Central Time (11:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Web site, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 1-888-896-0862 and ask to join the Team IR call.
    Team Inc. is a professional, full-service provider of specialized industrial services and portable field-machining tools. Headquartered in Alvin, Texas, the Company operates in over 40 customer service locations throughout the United States. The Company also serves the international market through both its own international subsidiaries as well as through licensed arrangements in 14 countries. Team Inc. common stock is traded on the American Stock Exchange under the ticker symbol "TMI".
    Any forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in any forward-looking statements contained herein. Such factors include domestic and international economic activity, interest rates, and market conditions for the Company's customers, regulatory changes and legal proceedings, and the Company's successful implementation of its internal operating plans. Accordingly, there can be no assurance that any forward-looking statements contained herein will occur or that objectives will be achieved.
    For additional information, contact Philip J. Hawk or Ted W. Owen at 281-331-6154.



                      TEAM INC. AND SUBSIDIARIES
                     SUMMARY OF OPERATING RESULTS

                      Three Months Ended         Nine Months Ended
                       February 29 (28),         February 29 (28),
                   ------------------------- -------------------------
                       2004         2003         2004         2003
                   ------------ ------------ ------------ ------------
Total Revenues     $25,137,000  $21,777,000  $75,862,000  $66,945,000
                   ============ ============ ============ ============

Gross Margin        $9,951,000   $8,451,000  $30,282,000  $27,089,000

Selling, general
 and administrative
 expenses           $8,208,000   $7,402,000  $23,524,000  $21,604,000
Non-cash
 compensation
 charge                $32,000      $31,000      $94,000      $83,000
                   ------------ ------------ ------------ ------------
Earnings before
 interest and
 taxes              $1,711,000   $1,018,000   $6,664,000   $5,402,000
                   ============ ============ ============ ============

Pre-tax income      $1,594,000     $879,000   $6,268,000   $4,948,000

Income tax expense    $614,000     $341,000   $2,374,000   $1,898,000
                   ------------ ------------ ------------ ------------

Net income            $980,000     $538,000   $3,894,000   $3,050,000
                   ============ ============ ============ ============

Net income per
 common share-
 basic                   $0.13        $0.07        $0.51        $0.39
                   ============ ============ ============ ============

Net income per
 common share-
 diluted                 $0.12        $0.06        $0.47        $0.36
                   ============ ============ ============ ============

Weighted average
 shares outstanding:
   Basic             7,678,000    7,751,000    7,629,000    7,736,000
   Diluted           8,437,000    8,398,000    8,326,000    8,455,000

Revenues, by segment:
   Industrial
    Services       $20,926,000  $19,125,000  $66,523,000  $58,875,000
   Equipment
    sales and
    rentals          4,211,000    2,652,000    9,339,000    8,070,000
                   ------------ ------------ ------------ ------------
Total Revenues     $25,137,000  $21,777,000  $75,862,000  $66,945,000
                   ============ ============ ============ ============

EBIT, by segment:
   Industrial
    Services        $2,165,000   $2,091,000   $9,836,000   $8,385,000
   Equipment
    sales and
    rentals            875,000      204,000      581,000      598,000
   Corporate        (1,329,000)  (1,277,000)  (3,753,000)  (3,581,000)
                   ------------ ------------ ------------ ------------
Total EBIT          $1,711,000   $1,018,000   $6,664,000   $5,402,000
                   ============ ============ ============ ============


                      TEAM INC. AND SUBSIDIARIES
            SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
                  FEBRUARY 29, 2004 AND MAY 31, 2003

                                         February 29     May 31
                                            2004          2003
                                         -----------  -----------
 Current Assets                          $33,045,000  $29,417,000

 Net Property, Plant and Equipment       $13,375,000  $12,268,000

 Other non-current assets                $10,345,000  $10,539,000

                                         -----------  -----------
 Total Assets                            $56,765,000  $52,224,000
                                         ===========  ===========

 Current Liabilities                     $10,343,000   $9,704,000

 Long-term debt                           $9,515,000   $9,577,000

 Other non-current liabilities and
  taxes                                   $1,039,000   $1,208,000

 Stockholders' equity                    $35,868,000  $31,735,000

                                         -----------  -----------
 Total Liabilities and Stockholders'
  Equity                                 $56,765,000  $52,224,000
                                         ===========  ===========

    CONTACT: Team Inc., Alvin
             Ted W. Owen, 281-331-6154